Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.
641 Lexington Avenue
26th Floor
New York, NY 10022

March 31, 2020

To Our Stockholders:

We write this letter in the midst of great uncertainty with COVID-19 spreading and impacting the health of the world’s population and crippling the economy.  It is too early to understand fully the effects this situation will have on social behaviors, business norms and corporate financial performance in the future, but in the near term there is severe pressure on many industries and workers, particularly those related to the service industry.  We have a fairly diversified tenant base and a portfolio of properties that we believe are critical for our customers’ missions, supply-chains and production but our tenants will not be immune from the macroeconomic impacts of the current crisis.  We expect that the near-term absorption of vacant space will slow, certain tenants may defer rent or default on their leases, construction activities, including tenant improvement projects, may be delayed and potential property sales may be postponed or cancelled.  We continue to run our business for the long-term but are cognizant of the current environment and plan to manage our business conservatively to help ensure we remain in a strong position.  While we believe that, over time, the industrial/warehouse sector will continue to benefit from the growth in e-commerce, optimization of supply chains and, as this crisis has shown, the likely need for buffer inventories and redundancies, we expect the industry to face some near-term challenges.

It is difficult to write a typical annual letter to Stockholders with the above-mentioned backdrop, but we wanted to provide the history and context leading up to the series of actions we announced in March of this year, as well as review the past twelve months.

History and Geographic Expansion

We have spent the past several years expanding our geographic footprint, establishing both our acquisition and development capabilities in several markets, recycling our capital, notably from land sales, into income generating properties, growing and stabilizing our industrial/warehouse portfolio and selling off non-core assets.

Hartford, CT. When Griffin became an independent company in 1997, we had approximately 386,000 square feet of commercial and industrial space in the greater Hartford market, several thousand acres of land, an operating landscape nursery growing and wholesale business and other non-real estate related assets.  Frederick “Mike” Danziger, who led our company for its first 20 years, embarked on an effort to simplify our business over time by selling off the various non-core businesses and assets and growing our real estate assets by concentrating on the development of industrial/warehouse properties, typically built on speculation. His efforts created the platform that enabled our subsequent growth and geographic expansion.

Lehigh Valley, PA. In the aftermath of the 2008 financial crisis, we purchased an industrial/warehouse building and land for development in the Lehigh Valley of Pennsylvania, our first market outside of Hartford, in 2010.  We developed our initial industrial/warehouse building in that market in 2012 and this past fall acquired a land site to support what we expect to become our seventh industrial/warehouse building in the Lehigh Valley market, which, when completed, would bring our total square footage there to over 1.4 million square feet.  Our efforts in the Lehigh Valley established our ability to purchase both existing buildings as well as identify, entitle, build and lease industrial/warehouse properties outside of Connecticut.

Charlotte, NC.  We followed our success in the Lehigh Valley with our entry into the greater Charlotte, North Carolina market in 2017.  We initially purchased a 277,000 square foot industrial/warehouse building and soon after entered into an agreement to acquire a 22 acre land site across the street. We subsequently entitled this land, and in the fall of 2019, delivered our first two buildings, totaling 283,000 square feet, in the greater Charlotte market (“160 and 180 International”). Additionally, in fiscal 2019, we closed on the acquisition of 44 acres of land in Charlotte, providing a potential development pipeline for an additional 520,000 square feet spread across three industrial/warehouse buildings.

Orlando, FL. Most recently, we entered our fourth geographic market and acquired three industrial/warehouse buildings totaling 276,000 square feet in the Orlando, Florida market.  Two of the buildings are under full-building leases to tenants with a long history of occupancy in the respective properties, and for the third building, we are preparing its approximately 50,000 square foot vacant space for marketing to lease.  We believe that Orlando’s location, strong economy, population growth and transportation infrastructure creates an attractive long-term market for local and regional distribution.

Since the start of fiscal 2015, Griffin’s property portfolio has grown 68%, or 1.9 million square feet as of March 2020, and net operating income from leasing (“Leasing NOI”)1 has grown 90%, or $11.5 million as of the end of fiscal 2019.  Importantly, we have accomplished the growth in our portfolio to its current size of 4,638,000 square feet (including 4,205,000 square feet of industrial/warehouse space) through the use of internally generated capital, including significant sales of undeveloped land, as well as non-recourse mortgage loans.

Year in Review

In fiscal 2019 we continued the growth of our business with Griffin’s property portfolio increasing 9.4% in square feet.  Subsequent to the end of fiscal 2019, we purchased an additional 176,000 square feet in the Orlando market.  As of the date of this letter, our Connecticut and Lehigh Valley industrial/warehouse portfolios are 100% leased, although we expect a 201,000 square foot tenant in the Lehigh Valley to vacate in the third quarter of this fiscal year.  Overall, our industrial/warehouse portfolio is 95% leased (99% when excluding 160 and 180 International).  Our office/flex portfolio currently stands at 72% leased, which includes the two multi-story office buildings (“5 & 7 Waterside”) in the greater Hartford area that we previously announced we intend to sell.

Leasing NOI increased approximately 4.2% in fiscal 2019 when compared to fiscal 2018.  The slower growth compared to recent years was principally due to the already high occupancy in our existing portfolio, the delivery towards the end of fiscal 2019 of 160 and 180 International, and the lease-up subsequent to the end of fiscal 2019 of 6975 Ambassador Drive, our most recent delivery in the Lehigh Valley.  We expect fiscal 2020 Leasing NOI to benefit from the recent leasing we have accomplished in these properties and in our Connecticut portfolio, as well as from our acquisitions in Orlando.  At the same time, we note that fiscal 2020 results may be impacted negatively from the current crisis precipitated by COVID-19, including delays in completing tenant improvements and construction, and from potential vacancies, including the one noted above in the Lehigh Valley.

1 Leasing NOI, which Griffin defines as rental revenue ($34.2 million in fiscal 2019 and $32.8 million in fiscal 2018) less operating expenses of rental properties ($10.0 million in fiscal 2019 and $9.5 million in fiscal 2018), is not a financial measure in conformity with U.S. generally accepted accounting principles (“U. S. GAAP”).  It is presented because Griffin believes it is a useful financial indicator for measuring results of its real estate leasing activities.  However, it should not be considered as an alternative to operating income as a measure of operating results in accordance with U.S. GAAP.

We continue to monetize our land holdings and reinvest those proceeds into our real estate business. In fiscal 2019, Griffin realized net proceeds of $9.5 million from land sales and, subsequent to the end of fiscal 2019, entered into three separate agreements to sell over 580 acres of land for total proceeds of approximately $15 million.  Included among these potential sales is an option agreement with a national land conservation organization to sell Meadowood for net proceeds of $5.4 million.  While Meadowood is a fully-entitled, 277 acre residential subdivision, we determined that the proposed transaction would provide greater certainty of closing in a shorter period of time and provide other benefits than if we continued to pursue a sale to potential residential developers. There is no guarantee that the foregoing transactions will be completed under their current terms, or at all.

In fiscal 2019, Griffin invested $39.5 million into its real estate assets, the major portions of which were $15.4 million in new building construction (principally 160 and 180 International), $10.1 million for our first purchase in the Orlando, Florida market, $7.9 million for the purchase of undeveloped land in Charlotte and the Lehigh Valley and $5 million for tenant and building improvements.  In addition to using cash on hand (including the cash received from asset sales), we funded these investments with new borrowings of $7.1 million, including $5.9 million from our acquisition line of credit (which was subsequently refinanced with a permanent mortgage).  As of February 29, 2020, Griffin’s weighted average interest rate on its debt outstanding was 4.21% and only $4.1 million (out of a total of $161.7 million) of the Company’s debt (excluding borrowings under our revolving lines of credit) is due before the end of fiscal 2024.

Moving Forward

We believe our efforts to increase the size of our portfolio and expand into other markets over the past several years have positioned us well for our next growth stage.  As a proven owner, developer and acquirer of well-located industrial and logistics assets in select, high-quality markets, we have an established platform to support future growth.  We have a strong record of creating value through development, acquiring both stabilized and value-add assets and reinvesting proceeds from the sale of non-core assets into increasing the size of our industrial/warehouse portfolio.  Earlier this month, we announced a series of steps which we believe, upon a stabilization of the current environment, will help us accelerate the growth of our industrial/warehouse portfolio and increase stockholder value, including increasing our ability to access external capital sources and having our new Chairman and Director helping guide us on strategy and execution.

REIT.  As previously announced, we intend to pursue conversion to a real estate investment trust (“REIT”) for federal income tax purposes. If successful in the conversion process, we expect to elect REIT status commencing January 1, 2021.  This decision was based on the Board’s and management’s consideration of ways to maximize stockholder value and generate growth opportunities, and the recognition that many real estate companies operate under this structure.  We believe a REIT conversion may enhance our ability to access capital, lower our overall cost of capital and expand our investor base over time.  Additionally, it may allow us to compete better for industrial assets, especially portfolios consisting of multiple buildings rather than the single building acquisitions we have completed historically. While we do not expect a material change in our dividend rate in the near term, we intend to meet the REIT requirements by distributing not less than 90% of our annual REIT taxable income to our stockholders, which will largely eliminate our corporate level income tax. As part of the conversion process, we expect to distribute our accumulated earnings and profits of approximately $14 million to $19 million to stockholders (the “E&P Distribution”), to be paid out in a combination of at least 20% in cash and up to 80% in Griffin common stock. We intend to distribute substantially all of the E&P Distribution in the fourth quarter of calendar year 2020.

Sale of Multi-Story Office Portfolio.  With our primary focus on our industrial/warehouse properties, we previously announced our intention to sell 5 & 7 Waterside, which together total 161,000 square feet. The office market in the Hartford area, particularly the north submarket where our office/flex properties are located, remains challenging and these properties require a disproportionate amount of capital to maintain as compared to our industrial/warehouse portfolio. However, as a result of the current market conditions related to the turmoil caused by the COVID-19 pandemic, we suspended the marketing efforts for the sale of 5 & 7 Waterside. We intend to resume the process when we believe the market has stabilized. Upon completing a sale of 5 & 7 Waterside, Griffin’s remaining office/flex portfolio would consist of ten single-story properties totaling approximately 272,000 square feet, equating to approximately 6% of our total property portfolio, and comprise approximately the same percentage of our Leasing NOI.  We expect this percentage to continue to decline as we grow our industrial/warehouse business and opportunistically may seek to sell Griffin’s other office/flex properties over time. There can be no assurances that Griffin will be able to sell 5 & 7 Waterside, or any other office/flex properties, on favorable terms, or at all.

New Chairman and Additional Director.  Gordon F. DuGan joined us as Chairman of the Board and Molly North joined us as a director in early March of this year.  Already, both have provided valuable insights and guidance as we develop and pursue our strategies for increasing stockholder value.

Gordon has over 25 years of experience in the real estate industry and served as the Chief Executive Officer of Gramercy Property Trust, an industrial-focused REIT, from 2012 to until its sale to Blackstone Real Estate Partners VII in October 2018 for an enterprise value of $7.6 billion.  Prior to Gramercy, Gordon was the Chief Executive Officer of W.P. Carey Inc., one of the largest net-leased REITs in the U.S.  Gordon brings to us a wealth of experience within the industrial real estate sector and in the capital markets, as well as a deep knowledge of building and growing a high-performing, publicly-traded company.  Gordon is taking an expanded role within Griffin, and in addition to serving as Chairman, he will utilize his background and experience in helping us develop and execute our growth strategy including identifying markets, acquisitions and other transactions, recruitment of key personnel and potential capital raising efforts.

Molly has over 20 years of business and real estate experience, with the last 13 years at Al. Neyer, a commercial real estate development and design-build construction firm, where she has served as President & Chief Executive Officer since 2015. Molly is a well-recognized and talented business leader who brings experience growing an organization in targeted geographic markets and deep knowledge of locating, financing and developing real estate development opportunities.  Under her leadership, Al. Neyer has constructed over eight million square feet of properties, including more than six million square feet of industrial real estate.

Closing

We remain optimistic about our long-term prospects and future opportunities but recognize the potential challenges ahead. There is great uncertainty related to the COVID-19 pandemic and the governmental response, and as we move forward, the upcoming Presidential election in November.  We remain in a solid financial position and are proactively evaluating our spending and contingency plans and will continue to be disciplined in our approach to investments.

Our employees continue to be critical to our success and we greatly appreciate their efforts, especially during this current health crisis.  Before closing, we note that this is the first stockholder’s letter in Griffin’s history without Mike Danziger’s signature.  Mike stepped down as Chairman of Griffin in March but remains a Director.  We continue to benefit from Mike’s wisdom, knowledge and experience, and we owe him a deep gratitude for establishing the platform to enable Griffin’s past and future success.

We are excited by our progress in fiscal 2019 and while the near-term macroeconomic outlook is uncertain, we look forward to the continued growth of our real estate business.

/s/Gordon F. DuGan	/s/Michael S. Gamzon
Gordon F. DuGan	Michael S. Gamzon
Chairman of the Board	President and Chief Executive Officer

The information in this Letter to Stockholders includes “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believes,” “anticipates,” “plans,” “expects,” “intend,” “may,” “potential” and similar expressions are intended to identify forward‑looking statements. These forward-looking statements include, but are not limited to; statements about the impact of the COVID-19 pandemic, including, without limitation, potential impacts on our tenants’ operations, tenant defaults on rental payments, construction activities, including tenant improvements, future leasing and property sales; the benefit to the industrial/warehouse real estate sector from e-commerce and optimization of supply chains; development and construction of industrial/warehouse buildings in the Lehigh Valley of Pennsylvania and Charlotte, North Carolina; market conditions in the Orlando, Florida region; the benefit of leasing activities in fiscal 2020; closings of current sale agreements; sales pursuant to the Meadowood option agreement; Griffin’s increase in stockholder value and its ability to access capital from external sources; conversion to a REIT and the timing of such conversion; the impact of converting to a REIT on Griffin’s ability to access capital, lower overall cost of capital and expand its investor base and industrial/warehouse property portfolio; the amount of the expected E&P Distribution and the percentage of the E&P Distribution expected to be paid in cash versus common stock; the pace of growth of our industrial/warehouse portfolio; the sale of 5 and 7 Waterside; plans regarding the remainder of Griffin’s office/flex portfolio; conditions in the real estate industry; Griffin’s financial position; anticipated future financial position, growth, and liquidity and other statements that are not historical facts. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this letter except as required by law.